As filed with the Securities and Exchange Commission on June 1, 2009

Registration No. 333-159499

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0350842 (I.R.S. Employer Identification Number)

622 Broadway
New York, New York 10012
(646) 536-2842
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ben Feder
Chief Executive Officer
Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012
(646) 536-2842
(Name, address, including zip code, telephone number, including area code, of agent for service)

Please address a copy of all communications to:
Adam M. Turteltaub, Esq. Cristopher Greer, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Common Stock of Take-Two Interactive Software, Inc., par value $0.01 per share

Debt Securities of Take-Two Interactive Software, Inc.

Total	$138,000,000	100%	$138,000,000	$7,700.40(5)

(1)
Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)
Such indeterminate number or amount of Common Stock and Debt Securities as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $138,000,000, or if any Debt Securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $138,000,000. The securities registered also include such indeterminate number of Common Stock and amount of Debt Securities as may be issued upon conversion of or exchange for Debt Securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock or Debt Securities that are issued upon conversion of or exchange for Debt Securities registered hereunder.
(5)
Previously paid.

 EXPLANATORY NOTE

        Pursuant to Rule 401(g)(2) under the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-159499) (the "Registration Statement") of Take-Two Interactive Software, Inc. (the "Registrant") is being filed for the purpose of amending the Registration Statement to convert it from a Form S-3ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement). The registration fee covering the aggregate maximum offering price of all securities issued pursuant to this Registration Statement has been paid.

PROSPECTUS

$138,000,000

Take-Two Interactive Software, Inc.

Common Stock

Debt Securities

        We may offer and sell from time to time our common stock, par value $.01 per share, and debt securities (which may be convertible into our common stock). We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, dealers or agents or directly to purchasers. The aggregate offering price of the securities that we may issue under this prospectus will not exceed $138,000,000.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet or other offering materials which will precede the prospectus supplement. The prospectus supplement or term sheet or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any term sheet or other offering materials carefully before you invest.

        In each prospectus supplement or related term sheet or other offering materials, if any, we will include the following information:

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  The names of the underwriters, dealers or agents, if any, through which we will sell the securities;

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  The proposed amounts of securities, if any, which the underwriters will purchase;

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  The compensation, if any, of those underwriters, dealers or agents;

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  The major risk factors associated with the securities offered;

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  The initial public offering price of the securities, if there is one;

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  Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

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  Any other material information about the offering and sale of the securities.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "TTWO."

        See "Risk Factors" in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 1, 2009.

        You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. Take-Two Interactive Software, Inc. has not authorized any dealer, salesperson, or other person to provide you with different information or to make any representations in connection with an offer made by this prospectus other than those contained in it. If anyone provides you with different or inconsistent information or makes any such representation, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated herein by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the SEC. We may use it to sell any of the securities, or a combination of the securities, described in this prospectus from time to time in one or more offerings up to a total offering price of $138,000,000. This prospectus contains only a general description of the types of securities we may offer. Each time we propose to sell securities, we will file with the SEC a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered. The prospectus supplement may also update or change information that is in this prospectus. Before purchasing our securities, you should read this prospectus and the prospectus supplement relating to the specific securities, as well as the information described under the heading "Where You Can Find Additional Information and Documents Incorporated by Reference."

        Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to or solicitation of any person in any jurisdiction in which such an offer or solicitation would be unlawful.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The statements contained herein that are not historical facts are considered forward-looking statements and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," "will" or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, the matters relating to the investigation by a special committee of our board of directors of the Company's stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation, actions by governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors) and risks associated with the Company's concluded process to evaluate its strategic alternatives including stockholder litigation arising therefrom. Other important factors and information are contained in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008, in the section entitled "Risk Factors," as updated in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009, and the Company's other periodic filings with the SEC. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

THE COMPANY

        We are a global publisher, developer and distributor of interactive entertainment software, hardware and accessories. Our publishing segment consists of our Rockstar Games, 2K Games, 2K Sports and 2K Play publishing labels. We develop, market and publish software titles for the leading gaming and entertainment hardware platforms including: Sony's PLAYSTATION®3("PS3") and PlayStation®2 ("PS2") computer entertainment systems; Sony's PSP® (PlayStation®Portable) ("PSP") system; Microsoft's Xbox 360® ("Xbox 360") video game and entertainment system; Nintendo's Wii® ("Wii") and DS® ("DS") systems; and for the PC and Games for Windows®. The installed base for the prior generation of console platforms, including PS2 ("prior generation platforms") is substantial. The release of the PS3, Xbox 360 and Wii platforms ("current generation platforms") has further expanded the video game software market. We are continuing to increase the number of titles released on the current generation platforms while also developing titles for certain prior generation platforms such as PS2 and DS given their significant installed base, as long as it is economically attractive to do so. Our distribution segment, which primarily consists of our Jack of All Games subsidiary, distributes our products as well as software, hardware and accessories produced by others to retail outlets in North America.

        Expanding gamer demographics have driven demand for interactive entertainment software in recent years, with video games becoming a mainstream entertainment choice for a maturing, sophisticated audience. According to the Entertainment Software Association, U.S. computer and video game software sales grew six percent in 2007 to $9.5 billion—more than tripling industry software sales since 1996. At least half of all Americans claim to play PC or video games, with an estimated 65% of heads of households playing games. The average game player is 35 years old and has been playing for nearly 13 years. The "Global Entertainment and Media Outlook: 2008-2012" published by PricewaterhouseCoopers' Global Entertainment and Media Practice estimates that the video game industry is expected to grow from $48.3 billion in global sales in 2008 to $68.3 billion in 2012, a compounded annual growth rate of approximately 10.3%. The largest category is console games, which is expected to grow from $27.8 billion in 2008 to $34.7 billion in 2012, a compounded annual growth rate of approximately 6.9%.

        The video game industry is cyclical and the installed base of hardware platforms has historically had a significant effect on the demand for gaming software. In 2008, we saw demand for prior generation gaming software diminish as consumers continued to upgrade to the current generation of hardware platforms. In fiscal 2008, we developed and published nine titles for PS3, ten titles for Xbox 360, nine titles for the Wii and ten titles for PS2.

        We endeavor to be the most creative, innovative and efficient company in our industry. Our strategy is to capitalize on the growth of the interactive entertainment market, particularly the expanding demographics of video game players, and focus on creating premium quality games and successful franchises for which we can create sequels.

        We were incorporated under the laws of the State of Delaware in 1993 and are headquartered in New York, New York with over 2,100 employees globally. Our telephone number is (646) 536-2842 and our website address is www.take2games.com. The information contained in our website is not a part of this prospectus.

        In this prospectus, unless otherwise specified, "Take-Two," "we," "us" and "our" refer to Take-Two Interactive Software, Inc. and its subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES

Three Months Ended January 31, 2009	Year Ended October 31,
	2008	2007	2006	2005	2004
—x	14.1x	—x	—x	9.8x	36.2x

        For the three months ended January 31, 2009 and for the years ended October 31, 2007 and 2006, we had earnings-to-fixed charges deficiencies of $51.4 million, $135.0 million and $191.0 million, respectively.

        For purposes of computing this ratio, "earnings" consist of income before income taxes plus "fixed charges" and certain other adjustments. "Fixed charges" consist of interest incurred on all indebtedness and the implied interest component of our rent obligations.

        There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

USE OF PROCEEDS

        When we offer particular securities, we will describe in the prospectus supplement relating to the securities how we intend to use the proceeds of the sale of those securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock as stated in our Restated Certificate of Incorporation consists of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The following summary of our common stock is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by provisions of our Restated Certificate of Incorporation and Amended and Restated By-laws, which are incorporated by reference into this prospectus, and by applicable provisions of Delaware law.

        As of May 20, 2009, there were approximately 80,214,724 shares of common stock outstanding. Holders of common stock are entitled to one vote for each share held in the election of directors and on all matters submitted to a vote of stockholders and do not have cumulative voting rights. However, the voting standard for the election of directors is a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality of the votes cast. Holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably the dividends, if any, as may be declared by our Board of Directors (the "Board") out of funds legally available therefor. If we are liquidated, dissolved or wound-up, holders of common stock are entitled to receive ratably our net assets available for distribution after the payment of, or adequate provision for, all of our debts and other liabilities, subject to prior and superior rights of the holders of preferred stock.

        Additionally, our Board without further stockholder authorization, is authorized to issue, from time to time, up to 5,000,000 shares of preferred stock in one or more series, to establish the number of shares to be included in any of these series and to fix the designations, powers, preferences and rights of the shares of each of these series and any qualifications, limitations or restrictions thereof, including dividend rights and preferences over dividends on our common stock, conversion rights, voting rights, redemption rights, the terms of any sinking fund therefor and rights upon liquidation. The ability of the

Board to issue preferred stock, while providing flexibility in connection with financing, acquisitions and other corporate purposes, could have the effect of discouraging, deferring or preventing a change in control or an unsolicited acquisition proposal, since the issuance of preferred stock could be used to dilute the share ownership of a person or entity seeking to obtain control of us. In addition, because the Board has the power to establish the preferences, powers and rights of the shares of any of these series of preferred stock, it may afford the holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of common stock, which could adversely affect the rights of holders of common stock.

        There are currently no shares of preferred stock outstanding.

        The terms of Section 203 of the Delaware General Corporation Law (the "DGCL") apply to us since we are a Delaware corporation. Pursuant to Section 203 of the DGCL, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," as defined below, for a period of three years from the date that such person became an interested stockholder unless:

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  the transaction that results in a person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

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  upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

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  on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

        Under Section 203 of the DGCL, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

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  the owner of 15% or more of the outstanding voting stock of the corporation or

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  an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

        Section 203 of the DGCL does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL.

        Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with the Board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEBT SECURITIES

        We will issue the debt securities under an indenture to be entered into between us and The Bank of New York Mellon, as trustee, or one or more other indentures with The Bank of New York Mellon or other trustees. We may supplement any of these indentures from time to time. The following paragraphs describe the provisions of the indenture to be entered into between us and The Bank of New York Mellon (the "Indenture"). For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Take-Two Interactive Software, Inc. and not to its subsidiaries.

General

        The debt securities will be direct obligations of the Company and will be senior debt securities. The Indenture will not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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  the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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  the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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  the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

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  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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  any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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  the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

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  any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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  any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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  the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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  any special or modified events of default or covenants with respect to the debt securities; and

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  any other material terms of the debt securities.

        The Indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

        We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

        If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

        We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

        We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

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  An event of default with respect to each series of debt securities will include:

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  our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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  our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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  our default for 60 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

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  certain events involving our bankruptcy, insolvency or reorganization.

        Supplemental indentures relating to particular series of debt securities may include other events of default.

        Each current indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

        The Indenture will provide that if any event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

        The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the Indenture.

        A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures

        We and the trustee under the Indenture or other indentures may:

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  without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or to make any change that does not materially adversely affect the rights of any holder of debt securities;

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  with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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  with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

        However, we may not:

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  extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

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  reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

        The Indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the Indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Concerning the Trustee

        The Bank of New York Mellon, the trustee under the Indenture, or its affiliates, may provide loans and banking services to us in the ordinary course of its business.

Governing Law

        Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

        Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

        We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by may arrange for other broker- dealers to participate in the resales.

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. You can call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at www.sec.gov. Our common stock is listed on The NASDAQ Global Select Market under the symbol "TTWO," and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

        We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is directly included in this document. The documents we incorporate by reference herein are:

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2008;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009;

  •
  Current Reports on Form 8-K filed on January 16, 2009, April 1, 2009 and April 23, 2009;

  •
  Definitive Proxy Statement for the 2008 annual meeting of stockholders, filed on March 2, 2009 and additional definitive proxy soliciting materials filed on March 2, 2009 and April 6, 2009; and

  •
  the description of our Common Stock which is contained in our Registration Statement on Form 8-A, together with any amendment or report filed with the SEC for the purpose of updating this description.

        We also incorporate by reference herein any further filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement to which this prospectus relates and until we terminate the offering of securities pursuant to this prospectus. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

        We do not incorporate by reference any information in any future filings deemed furnished and not filed pursuant to applicable rules.

        The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: General Counsel, telephone number (646) 536-2842.

LEGAL MATTERS

        Willkie Farr & Gallagher LLP, New York, New York will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements of the Company included in the Company's Annual Report (Form 10-K) for the year ended October 31, 2008 and the effectiveness of the Company's internal control over financial reporting as of October 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Company management's assessment of the effectiveness of internal control over financial reporting as of October 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$138,000,000

Take-Two Interactive Software, Inc.

Common Stock
Debt Securities

PROSPECTUS

June 1, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by the Company.

	Amount
SEC registration fee	$7,700.40
Printing expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent's fees and expenses)		(1)
Financial Industry Regulatory Authority filing fee	15,500
Total		$(1)

    (1)
    The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the DGCL provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation's request as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

        The Company's Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

        In addition, the Company's By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits.

        Please see the Exhibit Index included herewith, which is incorporated herein by reference.

Item 17.    Undertakings.

        The registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (e)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of June, 2009.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
By:	/s/ SETH KRAUSS
	Name:	Seth Krauss
	Title:	Executive Vice President and General Counsel

        Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 1, 2009.

Signature	Title

* Ben Feder	Chief Executive Officer and Director (Principal Executive Officer)
* Lainie Goldstein	Chief Financial Officer (Principal Financial and Accounting Officer)
* Strauss Zelnick	Chairman
* Michael Dornemann	Director
* Robert Bowman	Director
* Grover C. Brown, Esq.	Director
* John F. Levy	Director

Signature		Title

* J Moses		Director
* Michael Sheresky		Director
*By:	/s/ SETH KRAUSS Seth Krauss Attorney- in- Fact

EXHIBIT INDEX

*1.1	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 2003, filed with the SEC on February 2, 2004).
4.2
Certificate of Amendment of Restated Certificate of Incorporation, dated April 30, 1998 (incorporated by reference to Exhibit 3.1.2 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 2003, filed with the SEC on February 2, 2004).
4.3
Certificate of Amendment of Restated Certificate of Incorporation, dated November 17, 2003 (incorporated by reference to Exhibit 3.1.3 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 2003, filed with the SEC on February 2, 2004).
4.4	Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 23, 2009).
4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed with the SEC on April 4, 2007).
4.6	Amendment dated March 16, 2007 to the Registrant's Bylaws (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K filed with the SEC on March 22, 2007).
4.7	Amendment dated April 10, 2007 to the Registrant's Bylaws (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K filed with the SEC on April 13, 2007).
4.8
Amendment to the Amended and Restated Bylaws of the Registrant dated February 14, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on February 15, 2008).
4.9
Amendment to the Amended and Restated Bylaws of the Registrant dated March 24, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on March 26, 2008).
***4.10	Form of Indenture to be entered into between the Company and The Bank of New York Mellon.
*4.11	Form of Debt Securities.
**5.1	Opinion of Willkie Farr & Gallagher LLP (counsel).
***12.1	Statement of computation of ratios of earnings to fixed charges.
23.1	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).
**23.2	Consent of Ernst & Young LLP (independent registered public accounting firm).
***24.1	Power of Attorney.
***25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon.

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

***
Previously filed.